For Immediate Release

Company Contact:
Iehab J. Hawatmeh
CirTran Corporation
+(801) 963-5112
iehab@CirTran.com

CirTran Finalizes New Forbearance Agreement and New Loan Repayment Schedule

SALT LAKE CITY, Jan. 28 2011 -- CirTran Corporation (OTCBB: CIRC), an international contract manufacturer of consumer, consumer electronic, and IT products and energy beverages, announced today that it has entered into an amended Forbearance Agreement with YA Global Investments, L.P. of Jersey City, N.J., which includes a new loan repayment schedule. The amended agreement will be included as an exhibit to the company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

Iehab J. Hawatmeh, CirTran’s chairman and president, said his company “made significant progress in 2010 and early in 2011, primarily in continued increases in cash flow and worldwide sales of the Playboy-branded energy drinks manufactured and distributed by CirTran.

“This growth,” he said, “has enabled CirTran to be more pro-active in management of our debt.  We have agreed to a debt payment schedule with Y.A. Global with which we are confident we can comply.”  CirTran made the first scheduled payment of $225,000 to YA Global last week on the effective date of the new agreement, he said, nothing that the repayment schedule includes monthly payment commitments by CirTran through December 31, 2011.

The amended Forbearance Agreement relates to three debentures issued by CirTran to YA Global, formerly Cornell Capital Partners, LP:  on May 26, 2005 for $3,750,000; on December 30, 2005 for $1,500,000 and on August 23, 2006 for $1,500,000. A previous Forbearance Agreement involving the three debentures was announced in August 2009.

“CirTran is grateful for the continued support and confidence of Y.A. Global, as demonstrated by this agreement,” he said. “With more financial stability, the company is better positioned to move forward and continue to build our Playboy-branded beverage business and other operations worldwide.”

About CirTran Corporation
Founded in 1993, CirTran Corporation (www.cirtran.com) has evolved from its roots as an international, full-service contract manufacturer. From its headquarters in Salt Lake City, Utah, where it operates, along with its Racore Technology (www.racore.com) electronics manufacturing subsidiary, from an ISO 9001:2000-certified facility, CirTran has grown in scope and geography. Today, CirTran’s operations include: CirTran-Asia, a subsidiary with principal offices in ShenZhen, China, which manufactures high-volume electronics, fitness equipment, and household products for the multi-billion-dollar direct response industry; CirTran Online, which offers products directly to consumers through major retail web sites; and CirTran Beverage, which has partnered with Play Beverages, LLC, to introduce and distribute the Playboy Energy Drink.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included on this website and in such reports regarding the prospects of our industry and our prospects, plans, financial position and business strategy, may constitute forward-looking statements. These statements are based on the beliefs and assumptions of our management and on the information currently available to our management at the time of such statements. Forward-looking statements generally can be identified by the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions that indicate future events and trends. Additionally, statements relating to reduction of debt, payments to be made pursuant to the Forbearance Agreement and future business development may include forward-looking statements.  These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those contained in the statements, including the risks and uncertainties listed under "Forward-looking Information" in CirTran’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.  CirTran disclaims any obligation or intention to update any forward-looking statement.

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